Exhibit 10.2

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Side Letter Agreement”), dated as of August 21, 2025, is by and between INVO Fertility, Inc. (the “Company”) and Five Narrow Lane LP (“FNL”). The Company and FNL are collectively referred to herein as the “Parties”.

WHEREAS, on October 11, 2024, the Company issued to FNL (i) a senior secured convertible promissory debenture due December 11, 2025, bearing interest at 7% per annum in the principal amount of $3,934,146,(ii) shares of Series C-1 Convertible Preferred Stock of the Company, and (iii) shares of Series C-2 Convertible Preferred Stock of the Company, in each case, pursuant to the terms and conditions of (i) the Amended and Restated Agreement and Plan of Merger , by and among the Company (formerly known as INVO Bioscience, Inc.), NAYA Therapeutics Inc. (formerly known as NAYA Biosciences, Inc.), a Delaware corporation (“Private NAYA”), and INVO Merger Sub, Inc. and (ii) the Joinder Agreement of even date therewith, between the Company and FNL, to that certain Securities Purchase Agreement, dated as of January 3, 2024, between FNL and Private NAYA;

WHEREAS, on October 11, 2024, the Company entered into an Assignment and Assumption Agreement (the “A&A Agreement”) to assume the rights and obligations of Private NAYA, in connection with that certain Registration Rights Agreement, dated September 12, 2024, by and between Private NAYA and FNL (as amended, the “Registration Rights Agreement”);

WHEREAS, pursuant to the terms of the Registration Rights Agreement, as amended on May 23, 2025, pursuant to that certain Amendment and Exchange Agreement by and between the Company and FNL, the Company is obligated to file a resale registration statement to register for resale the Registrable Securities (as defined in the Registration Rights Agreement) on or before the Filing Deadline (as defined in the Registration Rights Agreement) and cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on or before the Effectiveness Deadline (as defined in the Registration Rights Agreement);

WHEREAS, on April 30, 2025, the Company entered into an inducement letter agreement (the “Inducement Letter Agreement”) with FNL, as the existing holder of certain existing warrants (the “Existing Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”);

WHEREAS, pursuant to the Inducement Letter Agreement, FNL agreed to exercise certain of the Existing Warrants for cash in consideration for the Company’s agreement to issue new unregistered warrants (the “New Warrants”) to purchase shares of Common Stock (the “New Warrant Shares”);

WHEREAS, pursuant to clause (c) of Annex A to the Inducement Letter Agreement, the Company has agreed to file a registration statement providing for the resale of the shares of Common Stock issuable upon the exercise of the New Warrants within 30 calendar days following the Stockholder Approval Date (as defined in the Inducement Letter Agreement), and to use its commercially reasonable best efforts to cause such registration statement to become effective within sixty (60) calendar days following the date Stockholder Approval is received (or within ninety (90) calendar days following the date Stockholder Approval is received in case of “full review” of such registration statement by the SEC); and

WHEREAS, the Company and FNL desire to enter into this Side Letter Agreement to amend certain provisions of the Registration Rights Agreement and Inducement Letter Agreement as set forth herein.

In consideration of the mutual agreements contained herein, the Parties hereby agree as follows:

1. Definitions. Unless otherwise specified, capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Registration Rights Agreement.

2. Amendment of Section 1(d) of the Registration Rights Agreement. The parties hereby agree that Section 1(d) of the Registration Rights Agreement shall be amended to read its entirety as follows:

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) September 30, 2025 (or, in the event of a “full review” by the SEC, October 31, 2025) and (B) the 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (ii) with respect to any additional Registration Statements which may be required hereunder, the earlier of the (A) 30th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the SEC, the 60th calendar day following the date such additional Registration Statement is required to be filed hereunder) and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, provided, further, if such Effectiveness Deadline falls on a day that is not a Trading Day, then the Effectiveness Deadline shall be the next succeeding Trading Day.

3. Amendment of Section 1(e) of the Registration Rights Agreement. The parties hereby agree that Section 1(e) of the Registration Rights Agreement shall be amended to read its entirety as follows:

“Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), August 29, 2025 and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement; provided that, if such Filing Deadline falls on a day that is not a Trading Day, then the Filing Deadline shall be the next succeeding Trading Day.

4. Amendment of Clause (d) of Annex A to the Inducement Letter Agreement. The parties hereby agree that clause (d) of Annex A to the Inducement Letter Agreement shall be amended and restated to read its entirety as follows:

Registration Obligations. As soon as practicable (and in any event by August 29, 2025), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within ninety (90) calendar days following the date Stockholder Approval is received (or within one hundred twenty (120) calendar days following the date Stockholder Approval is received in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

5. Counterparts. For the convenience of the parties, this Side Letter Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Side Letter Agreement.

6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE UNITED STATES FEDERAL LAW

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Side Letter Agreement as of the date first above written.

INVO FERTILITY, INC.

By:
Name:	Steven Shum
Title:	CEO

FIVE NARROW LANE LP

By:
Name:	Joe Hammer
Title:	General Partner